Exhibit 10.1

EXECUTION VERSION

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

November 7, 2024

Ladies and Gentlemen:

Reference is hereby made to (i) the $200,000,000 aggregate principal amount of the 1.50% Convertible Senior Notes due 2029 (the “Notes”) to be issued by Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), pursuant to the Indenture, to be dated on or about November 21, 2024 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee, (ii) the 20,451,570 shares of Company common stock, $0.001 par value per share (the “Shares”), and (iii) the cash payment in the amount of $50,000,000 (the “Cash Payment”), which Notes, Shares and Cash Payment are to be issued or made to SB Northstar LP (the “Investor”), as applicable, on or about November 21, 2024 (the “Closing Date”) pursuant to that certain Exchange Agreement, dated November 7, 2024 (the “Exchange Agreement”), by and between the Company and the Investor.

Capitalized terms used but not defined in this letter agreement shall have the meanings assigned thereto in the Indenture.

In consideration of the mutual covenants and agreements of the parties herein, the Investor and the Company agree as follows:

A.	Beneficial Ownership Limitation. Except as otherwise provided in Section (I) of this letter agreement, notwithstanding anything to the contrary contained in this letter agreement, the Indenture, the Notes, the Side Letter Agreement to be dated on or about November 21, 2024 (the “Side Letter”), by and between the Company and the Investor, or the Exchange Agreement (collectively, the “Transaction Documents”), the Investor shall not be entitled to be issued a number of shares of Common Stock in connection with a conversion of any Notes in excess of that number of shares of Common Stock which, upon giving effect or immediately prior to such conversion, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act to exceed 9.9% of the total number of issued and outstanding shares of Common Stock of the Company following such conversion, or (ii) the combined voting power of the securities of the Company beneficially owned by the Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act to exceed 9.9% of the combined voting power of all of the securities of the Company then outstanding following such conversion (the foregoing, the “Beneficial Ownership Limitation”). For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the U.S. Securities and Exchange Commission prior to the date hereof or (y) a more recent public announcement by the Company. Upon the written request of the Investor, the Company shall, within one (1) Trading Day, confirm in writing or by electronic mail to the Investor the number of shares of Common Stock then outstanding. In any case, for purposes of determining the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Investor since the date as of which such number of outstanding shares of Common Stock was reported. For purposes of this paragraph, the aggregate number of shares of Common Stock or voting securities beneficially owned by the Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the conversion of the Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) conversion of the remaining unconverted and non-cancelled portion of the Note by the Investor and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Investor or any of its Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act. Immediately prior to exercising any right to convert its Note pursuant to Article 14 of the Indenture, the Investor shall disclose to the Company in writing the number of shares of Common Stock issuable on conversion of the Notes and the shares of Common Stock and any other relevant securities then beneficially owned by the Investor and any of its Affiliates for purposes of Section 13(d) of the Exchange Act or otherwise applicable for the foregoing calculations.

B.	Lock-Up Period. Notwithstanding any provision of the Transaction Documents to the contrary, the Investor shall not, without the Company’s prior written consent, directly or indirectly, during the period commencing on the Closing Date and ending on the earlier of the date that is six months after the Closing Date or immediately prior to the consummation of any Change in Control (as defined below) (such period, the “Lock-Up Period”) (a) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Shares, Notes or any shares of Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Notes (other than (i) any transfer to an Affiliate of the Investor following prior written notice to the Company of such proposed transfer, provided such Affiliate executes and delivers to the Company a joinder, pursuant to which such Affiliate becomes subject to the provisions of this letter agreement in the same manner as the Investor (a “Joinder”), and, with respect to transfers of the Notes, a duly completed and executed Internal Revenue Service (“IRS”) Form W-9 or W-8 (or equivalent tax form), (ii) any transfer to the Company or any of its subsidiaries, (iii) the tender of any shares of Common Stock into any tender or exchange offer made to all of the holders of Common Stock by any Person (other than the Investor, any member of the Investor or any Affiliate of the Investor) for a number of outstanding shares of Voting Stock (as defined below) that, if consummated, would result in a Change in Control solely to the extent that (x) the Company’s board of directors (the “Board of Directors”) has recommended such tender or exchange offer in a Schedule 14D-9 filed under the Exchange Act or (y) such tender offer or exchange offer is either (I) a tender offer or exchange offer for less than all of the outstanding shares of Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to the holders of the Common Stock is not identical in the second step of such transaction) as the first step of such transaction (a “Third Party Tender/Exchange Offer”) (and any related conversion of Notes to the extent required to effect such tender or exchange) (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained in this paragraph shall continue to apply to any Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer), or (iv) any transfer effected pursuant to and in accordance with the terms of any merger, consolidation or similar transaction consummated by the Company) or (b) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any third party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Shares, Notes or any shares of Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Notes; provided, the Investor and its Affiliates may otherwise enter into or engage in any swap, put or collar agreement in respect of shares of Common Stock other than the Shares and shares of Common Stock not issuable or issued upon conversion or repurchase by the Company of any of the Notes provided such activities are conducted in the ordinary course of business and do not result in the Investor and its Affiliates holding a net short position, as determined excluding the Shares, Notes or any shares of Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Notes (such actions in clauses (a) and (b), “Prohibited Transfers”). Following the Lock-Up Period, the Investor shall not transfer any of the Notes to any Person that did not execute and deliver to the Company a Joinder or did not deliver to the Company a duly completed and executed IRS Form W-9 or W-8 (or equivalent tax form). Any purported Prohibited Transfer in violation of this paragraph shall be null and void ab initio. Notwithstanding the foregoing, the Investor (or a controlled Affiliate of the Investor) shall be permitted to mortgage, hypothecate, and/or pledge the Shares, Notes and/or the shares of Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans (each, a “Permitted Loan”). Any Permitted Loan entered into by the Investor or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this letter agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent or trustee to foreclose upon and sell, dispose of or otherwise transfer the Shares, Notes and/or shares of Common Stock (including shares of Common Stock received upon conversion or repurchase by the Company of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the applicable obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Shares, Notes or the shares of Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, the Investor or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder. For purposes hereof, the following terms shall have the following meanings:

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(i)	“Change in Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding the Investor, any member of the Investor or any of their respective Affiliates or any of their respective portfolio companies), directly or indirectly, obtains beneficial ownership (as determined for purposes of Section 13(d) of the Exchange Act) of 50% or more of the outstanding Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

(ii)	“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

C.	Transfers of Sponsor Notes. The Investor agrees that (i) except in the case of a foreclosure under a Permitted Loan pursuant to which the lender thereunder is obligated to exchange the foreclosed interest in the Sponsor Notes (as defined in the Indenture) for a security other than the Sponsor Notes, and except as set forth of clause (C)(ii), the Investor and its Affiliates will only transfer their interests in the Sponsor Notes to a Person that is not an Affiliate of the Investor that receives such transferred interest in a Global Note (as defined in the Indenture) other than the Sponsor Notes and (ii) the Investor and its Affiliates may transfer an interest in the Sponsor Notes to an Affiliate of the Investor and such Affiliate may continue to hold such transferred interest in the Sponsor Notes solely to the extent that the Sponsor Notes are transferable to such Affiliate under this letter agreement.

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D.	No Registration. The Investor understands that the offer and sale of the Shares, Notes and any shares of Common Stock issuable or issued upon conversion of any of the Notes (collectively, the “Securities”), have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

E.	Legend Requirement. The Investor understands and agrees that the Company may cause the legend set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Securities (or book-entry position representing the Securities), together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN THAT CERTAIN SIDE LETTER BY AND BETWEEN THE ISSUER AND THE OTHER PARTY(IES) THERETO, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE Securities.

F.	No Registration Rights. The Investor understands and agrees that, notwithstanding anything in any Transaction Document, the Company’s 1.50% Convertible Senior Notes due 2028 (the “Existing Notes”), that certain Indenture between the Company and U.S. Bank National Association, as trustee, dated February 16, 2021, or that certain Investment Agreement by and between the Company and the Investor dated as of February 9, 2021, to the contrary, the Investor shall not have any registration rights with respect to these Securities, that the Company has no obligation to register any subsequent proposed resale of the Securities by the Investor or any other Person, that all prior agreements and understandings, oral or written, between the parties with respect to the subject matter in this Section F are superseded hereby and that any and all obligations to register for subsequent resale the Existing Notes or any shares of Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Existing Notes or maintain any existing registration statement with respect to the Existing Notes or any shares of Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Existing Notes are hereby terminated.

G.	DPA. It is the intent of the Company and the Investor that the Investor shall not obtain any DPA Triggering Rights (as defined below) in the Company. Notwithstanding any provision of the Transaction Documents or other related agreements (collectively, the “Transaction Agreements”) to the contrary, the Company shall not provide, nor shall the Investor seek to obtain, any of the following rights in the Company: (w) access to any “material non-public technical information” (as defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)) in the possession of the Company; (x) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (y) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (i) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (iii) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (z) “control” (as defined in the DPA) of the Company ((i) – (iv) being the “DPA Triggering Rights”). To the extent any term in the Transaction Agreements purports to grant any such right to the Investor, that term shall be of no effect.

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H.	Beneficial Ownership. The provisions of this letter agreement shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Notes in excess thereof shall not be deemed to be beneficially owned by the Investor for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

I.	Rights. Notwithstanding Section (A) or Section (D) of this letter agreement or any other provision of this letter agreement to the contrary, nothing contained in this letter agreement shall restrict or limit in any manner the Company’s ability to exercise its rights pursuant to the Indenture or the Notes, including, without limitation, the Company’s right to redeem the Notes pursuant to Section 16.01 of the Indenture.

J.	Assignment. The rights provided to the Investor as contained in this letter agreement may not be assigned without the prior consent of the Company. This letter agreement shall be binding upon and shall be inure to the benefit of the parties hereto and their respective permitted assigns, and no other person shall have any rights or obligations hereunder.

K.	Entire Agreement. This letter agreement constitutes the full and entire understanding of the agreement between the parties hereto with regard to the subject matter contained herein and supersedes all prior oral or written agreements to understandings with respect to the subject matter hereof.

L.	Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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This letter agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all parties.

Very truly yours,

SB Northstar LP, acting through its general partner, SB NORTHSTAR GP

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director

[Signature Page to Investor Side Letter]

This letter agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all parties.

COMPANY

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Christian Henry
Name: Christian Henry
Title: President and Chief Executive Officer

[Signature Page to Investor Side Letter]